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                                  EXHIBIT 10.3


                           PRODUCT PURCHASE AGREEMENT


         This Product Purchase Agreement is made and entered into as of the __________ day of September, 1996, the "Commencement Date", by and between Interscience Computer Corporation, a California corporation with its executive offices located at 5171 Clareton Drive, Agoura Hills, California 91301 (hereinafter referred to as "Interscience") and OCE Printing Systems USA, Inc., a Delaware corporation with its principal place of business located at 5600 Broken Sound Boulevard, Boca Raton, Florida 33487 (hereinafter referred to as "OPS").

                                 R E C I T A L S


         A. Interscience desires to sell products as specified in the attached Exhibit A ("Products") to OPS.

         B. OPS desires to purchase said Products, for resale to current and future customers of OPS.

         THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, Interscience and OPS hereby covenant and agree as follows:


                                A G R E E M E N T


            1.01 PURCHASE/SALE. During the term of this Agreement Interscience shall sell to OPS and OPS shall purchase from Interscience, the Products described in the attached Exhibit A.

            1.02 PURCHASE FORECASTING. Interscience will accept OPS's standard purchase order for all OPS orders of Product. OPS's purchase order will specify a delivery date. It is expressly acknowledged and agreed by both Interscience and OPS, that any forecasts shall not be construed as firm commitments by either party, but shall be used by Interscience for the sole purpose of estimating Interscience's internal scheduling to allow for timely deliveries on any purchase orders which may be issued by OPS.

            1.03 DELIVERY SCHEDULE. Should Interscience fail within seven (7) days following receipt of a purchase order from OPS, specifying a delivery date, to specify an alternative delivery date acceptable to OPS, Interscience shall be deemed to have agreed to the delivery date specified in OPS purchase order.

            2.01 DEALER SOLICITATION. During the term of this Agreement, Interscience agrees not to solicit any new distributors of the Product, PROVIDED, HOWEVER, OPS must purchase not less than twelve thousand (12,000) cartons of fusing agent from Interscience during any twelve (12) month period.

            3.01 DELIVERY. All shipments of Products by Interscience to OPS shall be FOB, Interscience's California manufacturing facility, via OPS designated carriers. Products will be packaged for shipment in accordance with OPS specifications and instructions. Interscience shall perform and document its quality inspection of the Products prior to shipment. Interscience will pay freight charges for the return of empty canisters.

            4.01 PRICE AND PAYMENT TERMS. Prices paid by OPS to Interscience as the purchase price for the Product are set forth in Exhibit A of this Agreement. The price per carton set forth in Exhibit A of this Agreement shall not change, except as provided for in this Paragraph 4.01 of this Agreement. NOTWITHSTANDING THE FOREGOING, upon the furnishing of documented evidence by Interscience of an increase in Interscience's cost of raw materials by an amount in excess of ten percent (10%) over Interscience's cost as of the execution date of this Agreement, Interscience shall have the opportunity to negotiate a new purchase price for the Product



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limited to the amount of the increase in Interscience's cost for raw materials.
Shipments shall be invoiced upon shipment from Interscience's manufacturing plant in California. Payment terms shall be net thirty (30) days from receipt of invoice.

            5.01 TERM AND TERMINATION. The initial term of the Agreement is sixty (60) months commencing upon the Commencement Date. Thereafter, OPS may extend this Agreement for an additional one (1) year on the same terms and conditions and at the price per carton as set forth in Exhibit A of this Agreement upon ninety (90) days written notice prior to the initial expiration date of this Agreement.

Notwithstanding the foregoing; (a) either Interscience or OPS may terminate this Agreement, or any order placed hereunder, immediately, without prior written notice, if the other party shall be or become insolvent or subject to any liquidation, receivership, bankruptcy, reorganization, or creditor's proceeding, either voluntary or involuntary, which proceeding shall not have been dismissed within ninety (90) days after the commencement thereof, (b) either party may, by written notice to the other, terminate this Agreement, or any order placed hereunder, if the other party substantially and materially defaults in the performance of its obligation(s) hereunder and fails to remedy such default within thirty (30) days of receipt of written notice thereof, (c) OPS may terminate this Agreement, or any order placed hereunder, if Interscience fails to deliver any Product within thirty (30) days of its confirmed delivery date.

            6.01  WARRANTY.  Interscience represents and warrants:

                  (a) each Product is free from defects in design, materials and workmanship:

                  (b) each Product performs in accordance with Interscience's published specifications; See exhibit B

                  (c) title to each Product sold hereunder shall be free of any lawful security interest, lien, or encumbrance; and

                  (d) the Products sold hereunder do not infringe upon the intellectual property or proprietary rights of any third party.

                  THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

            6.02 REMEDY FOR BREACH OF WARRANTY. OPS agrees that OPS' primary remedy for breach of warranty shall be Interscience's repair or replacement of the defective Product(s). In the event Interscience does not repair or replace defective Product(s) within thirty (30) days of written notice of a verified claim of a defective Product by OPS, OPS may elect to receive a full refund of the purchase price of the defective Product(s) in lieu of the repair/replace remedy.

            7.01 LIMITATION OF LIABILITY. OTHER THAN CLAIMS UNDER SECTION 8.01 AND 9.01, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR CONSEQUENTIAL, SPECIAL, INDIRECT OR INCIDENTAL DAMAGES.

            8.01 INTELLECTUAL PROPERTY INDEMNITY. Interscience represents to OPS that, to the best of Interscience's knowledge, neither Products provided pursuant to this Agreement, nor the use thereof, violates or infringes upon any U.S. patent, copyright, trade secret, or any other right of a third party ("Intellectual Property Right"). In the event of any action brought against OPS in which infringement of an Intellectual Property Right is claimed, Interscience will defend or settle the claim at its own expense, and indemnify OPS against any expenses, cost or damages incurred by OPS on account of such claim, but such defense, settlement and payment are conditioned on the following:

            (a) Interscience is notified of any claim promptly after OPS becomes aware of any such claim;

            (b) OPS provides Interscience with all information reasonably available to OPS; and

            (c) OPS provides Interscience with such assistance as may be reasonably necessary to facilitate the settlement or defense of such claim.




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            8.02 CLAIM ALTERNATIVES. In the event such a claim occurs, or in
Interscience's sole opinion, is likely to occur, Interscience will, at its option and expense, either procure for OPS the right to continue to market the Products or replace or modify the Products so that they no longer infringe. If despite the reasonable efforts of Interscience, neither alternative is feasible, Interscience will accept return of the infringing Products for full refund, without charge or penalty.

            8.03 LIMITATIONS ON INDEMNIFICATION. Interscience shall not indemnify OPS against any claim of infringement arising out of the use or sale of Products in combination with equipment, alterations, attachments or software not supplied by Interscience.

            8.04 PARAGRAPH 7.01 NOT APPLICABLE. The limitations set forth in Paragraph 7.01 of this Agreement are not applicable to the limitations on liability as it pertains to indemnification as to any claims to patent infringement.

            9.01 INDEMNIFICATION OF OPS. Interscience shall indemnify and hold harmless OPS against any liability, damage or expense which OPS may sustain, incur or be required to pay, arising out or in connection with claims for personal injury or damage to real or tangible personal property resulting from any negligent action or inaction or willful misconduct of Interscience, a person employed by Interscience, or any of its subcontractors in performance of this Agreement; provided that:

                  (a) Interscience is notified of any claim promptly after OPS becomes aware of it; and

                  (b) OPS gives Interscience information reasonably available and assistance reasonably necessary to facilitate the settlement or defense of such claim.

                  Interscience's indemnity obligation under this section shall be reduced to the extent by which the liability, damage or expense results from the negligence or misconduct of employees of OPS.

                  No limitation of liability provision of this Agreement shall apply to the indemnification provided by this Paragraph.

           10.01 AGENCY CERTIFICATIONS. Interscience warrants that all Products provided hereunder are certified to be in compliance with applicable safety and environmental laws and regulations promulgated by federal and state authorities. Products shall be labeled accordingly and Interscience shall provide copies of such certifications upon request.

           11.01 TRANSFER OF RIGHTS. OPS acknowledges that Interscience has developed certain expertise and information regarding the production, bottling, and use of HCFC 141-b as a fusing agent in the cold fusion printing process ("HCFC Information") including, but not limited to, the composition and production of the fusing agent, canister, and valves. In July 1994, Interscience was awarded U.S. patent number ("5,333,042") entitled Cold Fusing Agent. Interscience has incurred significant costs in acquiring, developing, perfecting and protecting the HCFC Information. OPS is desirous of having access to the HCFC information should Interscience no longer produce and/or sell HCFC 141-b, should Interscience terminate this Agreement prior to the end of its term (other than due to a material, uncured default by OPS), or if ICC is unable to make timely delivery of Products after notice as provided for herein. Accordingly, Interscience will transfer its rights with respect to the HCFC information to OPS as follows:

                  (a) Should Interscience cease production, sales and distribution of HCFC 141-b for use as a fusing agent in the cold fusion printing process to all of its customers such that Interscience no longer has any business activities relating to HCFC 141-b and its printing applications for a period of ninety (90) continuous days, unless such cessation of production is the result of:

                      (1)   Materials shortage, through no fault of
                            Interscience;
                      (2)   A natural disaster or act of God;
                      (3) An armed conflict making it difficult or impossible to manufacture the Product; or



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                      (4)   Governmental decree, statute, ordinance or order
                            preventing Interscience from manufacturing or delivering the Product;

or should Interscience be unable to deliver Products of a sufficient quality to OPS and if Interscience is unable to cure any quality issue related to the Products after three (3) months written notice from OPS given after an arbitration determination made in accordance with Paragraph 11.01(b) below, then in such event for valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Interscience, shall transfer any and all rights including and related patent rights, proprietary or otherwise, which Interscience may have in HCFC information to OPS.

                  (b) Should a dispute arise between Interscience and OPS concerning the quality of the Products delivered to OPS, then such a dispute shall be submitted to binding arbitration and mediation under the rules of the Judicial Arbitration and Mediation Service ("JAMS").

           11.02 SUPPORT. In the event customers of OPS experience difficulties or poor performance using the Product and such cannot be remedied by OPS technical support personnel, Interscience agrees to provide on-site support in the form of experienced Interscience personnel, at Interscience's expense, to assist OPS and OPS's customers in resolving such problems.

           11.03 PRODUCT AND GENERAL LIABILITY INSURANCE. Interscience shall maintain and provide proof of product and general liability insurance coverage of no less than one (1) million dollars ($1,000.000.00) per occurrence with OPS named as an additional insured. Each such insurance policy shall bear an endorsement that such insurance shall be primary and shall not be cancelled without thirty (30) days prior written notification to OPS.

           12.01 ARBITRATION AND MEDIATION. All controversies or claims arising out of, or relating to this Agreement, or the breach thereof shall be settled by arbitration and Mediation in the City of Los Angeles. California in accordance with the rules of the Judicial Arbitration and Mediation Service ('JAMS'), and judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof. Nothing herein, however, shall prevent either party from resorting to a court of competent jurisdiction in those instances where injunctive relief may be appropriate.

           13.    GENERAL.

           13.01 COMPLETE AGREEMENT. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter discussed herein, and the terms hereof shall supersede all prior negotiations, representations, or agreements. This Agreement may not be modified except in writing, executed by both parties.

           13.02 NON-WAIVER OF RIGHTS. Any failure by a party to enforce strict performance by the other of any provision herein shall not constitute a waiver of any rights to subsequently enforce such provision or any other provision of this Agreement.

           13.03 SEVERABILITY OF PROVISIONS. In the event that any term or provision of this Agreement or any Supplements, Attachments, Amendments or Schedules hereto, is held invalid or unenforceable by any court of competent jurisdiction, the remainder of the Agreement will not be affected thereby and each term and provision of this Agreement will be valid and enforceable to the fullest extent permitted by law.

            13.04 HEADINGS. The captions in this Agreement are for convenience only and do not constitute a limitation of any of the terms and conditions therein.

           13.05 NON-ASSIGNMENT. The rights under this Agreement are not assignable, and the duties are not delegable, by a party without the other party's prior, written consent.

            13.06 DUPLICATE ORIGINALS. This Agreement shall be executed in duplicate and either of the two executed copies may function as the original hereof.



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            13.07 GOVERNING LAW. The definition of terms used, the
interpretation of this Agreement, and the rights of all parties hereunder shall be construed and governed by the laws of the State of California.

           13.08 FORCE MAJEURE. The parties are excused from performance and shall not be liable for any delay in whole or in part nor shall the provision of Paragraph 11.01 caused by any cause or causes beyond the reasonable control of the party claiming rights under this section, provided such party gives notice within five (5) days of the commencement of such delay that it is relying on this section.

           13.09 SURVIVAL OF THIS AGREEMENT. The rights and obligations of Paragraphs 5, 6, 7, 8, 9, 10, 11 and 12 of this Agreement shall survive and continue after any expiration, cancellation or termination of this Agreement, and shall bind the parties.

           13.10 NOTICES. Any notices required to be given to either party for all of the purposes hereof shall be mailed by registered or certified mail, return receipt requested, or hand delivered, addressed as follows which addresses may be changed by notice given as provided herein:

                  To ICC:           Interscience Computer Corporation
                                    C.E.O.
                                    5171 Clareton Drive
                                    Agoura Hills.  CA 91301


                  To OPS:           Siemens Nixdorf Printing Systems, L.P.
                                    and/or OCE Printing Systems USA Inc.
                                    Vice President, Logistics
                                    5600 Broken Sound Boulevard
                                    Boca Raton, FL 33487

            13.11 INDEPENDENT CONTRACTORS. Interscience and OPS are independent contractors and nothing herein contained shall be interpreted otherwise.

AGREED:



OCE Printing Systems USA Inc.       Interscience
                                    Computer Corporation

By:____________________________     By:___________________________

Print:_________________________     Print:________________________

Title:_________________________     Title:________________________

Date:__________________________     Date:_________________________




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